SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                  AMENDMENT TO
                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND II
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                       MASSACHUSETTS                                             See Exhibit 1
------------------------------------------------------------ -----------------------------------------------------
         (State of Incorporation or Organization)                    (I.R.S. Employer Identification No.)

   120 East Liberty Drive, Suite 400, Wheaton, Illinois                             60187
------------------------------------------------------------ -----------------------------------------------------
         (Address of Principal Executive Offices)                                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                    TITLE OF EACH CLASS                            NAME OF EACH EXCHANGE ON WHICH EACH CLASS
                    TO BE SO REGISTERED                                       IS TO BE REGISTERED

       Common Shares of Beneficial Interest, $.01 par                     The NASDAQ Stock Market(R)
                      value per share,
                             of
            First Trust Brazil AlphaDEX(R) Fund

       Common Shares of Beneficial Interest, $.01 par                     The NASDAQ Stock Market(R)
                      value per share,
                             of
            First Trust Canada AlphaDEX(R) Fund

       Common Shares of Beneficial Interest, $.01 par                     The NASDAQ Stock Market(R)
                      value per share,
                             of
             First Trust China AlphaDEX(R) Fund

       Common Shares of Beneficial Interest, $.01 par                     The NASDAQ Stock Market(R)
                      value per share,
                             of
            First Trust Germany AlphaDEX(R) Fund

       Common Shares of Beneficial Interest, $.01 par                     The NASDAQ Stock Market(R)
                      value per share,
                             of
           First Trust Hong Kong AlphaDEX(R) Fund

       Common Shares of Beneficial Interest, $.01 par                     The NASDAQ Stock Market(R)
                      value per share,
                             of
             First Trust Japan AlphaDEX(R) Fund

       Common Shares of Beneficial Interest, $.01 par                     The NASDAQ Stock Market(R)
                      value per share,
                             of
          First Trust South Korea AlphaDEX(R) Fund

       Common Shares of Beneficial Interest, $.01 par                     The NASDAQ Stock Market(R)
                      value per share,
                             of
          First Trust Switzerland AlphaDEX(R) Fund

       Common Shares of Beneficial Interest, $.01 par                     The NASDAQ Stock Market(R)
                      value per share,
                             of
            First Trust Taiwan AlphaDEX(R) Fund

       Common Shares of Beneficial Interest, $.01 par                     The NASDAQ Stock Market(R)
                      value per share,
                             of
        First Trust United Kingdom AlphaDEX(R) Fund

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.-- [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.-- [ ]

Securities Act registration statement file number to which this form relates:
333-171759.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------

                      TITLE OF EACH CLASS TO BE REGISTERED

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of the First Trust Brazil AlphaDEX(R) Fund, First Trust Canada AlphaDEX(R) Fund, First Trust China AlphaDEX(R) Fund, First Trust Germany AlphaDEX(R) Fund, First Trust Hong Kong AlphaDEX(R) Fund, First Trust Japan AlphaDEX(R) Fund, First Trust South Korea AlphaDEX(R) Fund, First Trust Switzerland AlphaDEX(R) Fund, First Trust Taiwan AlphaDEX(R) Fund and First Trust United Kingdom AlphaDEX(R) Fund (the "Funds"), each a series of the First Trust Exchange-Traded AlphaDEX(R) Fund II (the "Registrant"). An application for listing of the Shares of the Funds has been filed with and approved by The NASDAQ Stock Market(R). A description of the Shares is contained in the Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-171759 and 811-22519), filed with the Securities and Exchange Commission on May 20, 2015. Such description is incorporated by reference herein.

ITEM 2.  EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        FIRST TRUST EXCHANGE-TRADED
                                           ALPHADEX(R) FUND II


                                        By: /s/ W.Scott Jardine
                                            ------------------------------------
                                                W. Scott Jardine, Secretary

July 7, 2015

                                   Exhibit 1

--------------------------------------------  ----------------------------------
                     FUND                     I.R.S. EMPLOYER IDENTIFICATION NO.
--------------------------------------------  ----------------------------------
First Trust Brazil AlphaDEX(R) Fund                       27-4683187
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First Trust Canada AlphaDEX(R) Fund                       35-2433158
--------------------------------------------  ----------------------------------
First Trust China AlphaDEX(R) Fund                        27-4683239
--------------------------------------------  ----------------------------------
First Trust Germany AlphaDEX(R) Fund                      32-0365016
--------------------------------------------  ----------------------------------
First Trust Hong Kong AlphaDEX(R) Fund                    32-0365133
--------------------------------------------  ----------------------------------
First Trust Japan AlphaDEX(R) Fund                        27-4683308
--------------------------------------------  ----------------------------------
First Trust South Korea AlphaDEX(R) Fund                  27-4683355
--------------------------------------------  ----------------------------------
First Trust Switzerland AlphaDEX(R) Fund                  37-1659887
--------------------------------------------  ----------------------------------
First Trust Taiwan AlphaDEX(R) Fund                       38-3863195
--------------------------------------------  ----------------------------------
First Trust United Kingdom AlphaDEX(R) Fund               37-1659772
--------------------------------------------  ----------------------------------